INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as from time to time amended, restated, supplemented or otherwise modified, this “Agreement”), dated as of October 10, 2017, is made by ADMA BIOLOGICS, INC., a Delaware corporation (“ADMA Biologics”), ADMA PLASMA BIOLOGICS, INC., a Delaware corporation (“ADMA Plasma”), ADMA BIO CENTERS GEORGIA INC., a Delaware corporation (“ADMA Bio Centers”) and ADMA BIOMANUFACTURING, LLC, a Delaware limited liability company (“ADMA BioManufacturing” and together with ADMA Biologics, ADMA Plasma and ADMA Bio Centers, the “Grantors” and each a “Grantor”) in favor of Wilmington Trust, National Association, in its capacity as Agent (together with its successors and assigns in such capacity, the “Secured Party”) for the benefit of itself and the Lender (as hereinafter defined).

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among the Grantors, Marathon Healthcare Finance Fund, L.P. (the “Lender”) and the Secured Party, the Lender has agreed to provide certain financial accommodations to the Grantors; and

WHEREAS, the Lender is willing to extend financial accommodations to the Grantors as provided for in the Credit Agreement, but only upon the condition, among others, that the Grantors shall have executed and delivered to the Secured party, for the benefit of itself and the Lender, this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

Section 1.           DEFINED TERMS; RULES OF CONSTRUCTION.

(a)	Capitalized terms used in this Agreement but not otherwise defined herein have the meanings given to them in the Credit Agreement.

(b)	When used herein the following terms shall have the following meanings:

“Copyrights” shall have the meaning provided thereto in the Security Agreement.

“Copyright Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right under any Copyright, including but not limited to, rights to manufacture, reproduce, display, distribute, perform, modify or otherwise exploit, and sell materials embodying or derived from, any Copyrighted work.

“Intellectual Property” shall have the meaning provided thereto in the Security Agreement.

“Obligations” shall have the meaning provided thereto in the Credit Agreement.

“PTO” means the United States Patent and Trademark Office and any successor office or agency.

“Patents” shall have the meaning provided thereto in the Security Agreement.

“Patent Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right to manufacture, have made, import, use, or sell any invention covered in whole or in part by a Patent.

“Trademarks” shall have the meaning provided thereto in the Security Agreement.

“Trademark Licenses” mean all agreements pursuant to which any Grantor is licensor or licensee, granting any right to use a Trademark.

“UCC” shall have the meaning provided thereto in the Security Agreement.

(c)	All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement, the Credit Agreement or the other Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

(d)	The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

(e)	In the event of an irreconcilable conflict between the terms of this Agreement and the terms of the Credit Agreement, the Secured Party shall have the right to determine which Agreement shall govern with respect to each such conflict.

Section 2.           GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the prompt payment to the Lender of the Obligations of the Grantors now or hereafter existing from time to time, each Grantor hereby pledges and grants to the Secured Party, for the benefit of itself and the Lender, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

(a)	Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

(b)	Patents and Patent Licenses to which it is a party, including those referred to on Schedule II hereto;

(c)	Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule III hereto;

(d)	Intellectual Property not covered by the foregoing, including those referred to on Schedule IV hereto;

(e)	Renewals, reissues, continuations, divisions, or extensions of any of the foregoing;

(f)	Rights to sue third parties for past, present or future infringement, dilution, misappropriation, or other violation of rights in any Intellectual Property, including injury to the goodwill associated with any Trademark, and all causes of action for the same; and

(g)	All products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under licenses of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form; provided, however, that the Collateral shall not constitute a grant of a security interest in any trademark or service mark applications filed in the PTO on the basis of any Grantor’s intent to use such trademark or service mark, unless and until a statement of use or amendment to allege use is filed in the PTO, in which event, such trademark or service mark shall automatically be included in the Collateral.

Section 3.           REPRESENTATIONS AND WARRANTIES.

Each Grantor represents and warrants to the Secured Party, in addition to the representations and warranties in the Credit Agreement and the other Loan Documents, that:

(a)	such Grantor has been using statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrighted material;

(b)	such Grantor has taken all actions necessary to insure that all licensees of Trademarks owned by such Grantor use consistent standards of quality as directed by such Grantor in connection with its licensed products and services; and

(c)	this Agreement is effective to create a valid security interest in favor of the Secured Party, for the benefit of itself and the Lender, in all of such Grantor’s Intellectual Property. Upon the (i) filing of this Agreement in the United States Copyright Office (with respect to the United States Copyrights set forth on Schedule III hereto) and (ii) the filing of all appropriate UCC-1 financing statements (with respect to each Grantor’s (A) Patents, (B) Trademarks and (C) any Copyrights of such Grantor not registered with the United States Copyright Office), such security interest will be enforceable as such as against any and all creditors of, and purchasers from, such Grantor. Upon the making of such filings set forth above and the filing of this Agreement in the PTO (with respect to the United States Patents set forth on Schedule II hereto and the United States Trademarks set forth on Schedule I hereto), all action necessary to protect and perfect the Secured Party’s Lien on such Grantor’s Patents, Trademarks, and Copyrights, shall have been taken; and

(d)	if any Grantor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and such Grantor shall give to Secured Party prompt written notice thereof in accordance with the terms of the Security Agreement. Grantors hereby authorize Secured Party to modify this Agreement by amending Schedules I, II, III and IV hereto, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Grantor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of Grantor and (iii) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of Grantor. Any expenses incurred in connection with Grantors’ obligations under this Section 3(d) shall be borne by Grantors. Except for any such items that a Grantor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, Grantors shall not abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

Section 4.           COVENANTS. Each Grantor covenants and agrees with the Secured Party, from and after the date of this Agreement, and in addition to the covenants in the Credit Agreement and the other Loan Documents, that:

(a)	Such Grantor shall notify the Secured Party promptly if it knows or has reason to know that any application or registration relating to any Material Intellectual Property owned by such Grantor has or may become abandoned, dedicated to the public, placed in the public domain or otherwise invalidated or unenforceable. Such Grantor shall further notify the Secured Party promptly of any adverse determination or decision in any proceeding and the institution of any proceeding challenging such Grantor before the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding such Grantor’s ownership of or right to use, register, keep and/or maintain any Intellectual Property. Such Grantor shall be free to prosecute and maintain its Intellectual Property in the ordinary course of business in a commercially reasonable manner, and, notwithstanding the foregoing, shall not be required to report preliminary or initial determinations, unless and until made final, by the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding such Grantor’s ownership of or right to use, register, keep and/or maintain any Intellectual Property;

(b)	Such Grantor shall take all actions necessary, or requested by the Secured Party in its good faith exercise of its commercially reasonable discretion, to maintain and pursue each application and/or registration relating to any registered Intellectual Property owned by such Grantor from time to time, including filing applications for renewal, filing affidavits of use, filing affidavits of incontestability and commencing and prosecuting opposition, interference and cancellation proceedings in the ordinary course of business in a commercially reasonable manner;

(c)	In the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, diluted, misappropriated, or otherwise violated by a third party, such Grantor shall notify the Secured Party promptly after such Grantor learns thereof and shall promptly take all commercially reasonable actions to stop the same and enforce its rights in such Intellectual Property and to recover all damages therefor, including, but not limited to, the initiation of a suit for injunctive relief and damages where reasonable and cost effective to do so (provided that such Grantor must initiate suit in all cases where the failure to do so could reasonably be expected to have a Material Adverse Effect) and shall take such other actions as are commercially reasonable, or as the Secured Party shall deem appropriate in its good faith exercise of its commercially reasonable discretion under the circumstances to protect such Grantor’s rights in such Intellectual Property;

(d)	Such Grantor shall use appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of Copyrighted materials, and other legends or markings applicable to other Intellectual Property;

(e)	Such Grantor shall use commercially reasonable efforts to maintain the level of the quality of products sold and services rendered under any Trademarks owned by such Grantor at a level at least consistent with the quality of such products and services as of the date hereof, and such Grantor shall adequately control the quality of goods and services offered by any licensees of its Trademarks;

(f)	Such Grantor shall take all steps necessary to protect the secrecy of all trade secrets material to its business

(g)	To the knowledge of such Grantor, neither the conduct of such Grantor’s business nor its use of the Intellectual Property owned by such Grantor is interfering with, infringing upon, misappropriating, or otherwise in conflict with the Intellectual Property rights of any third party; and

(h)	In the event any Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency, such Grantor shall provide the Secured Party with written notice thereof within ten (10) Business Day of the date of such filing, and, upon request of the Secured Party, such Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to the Secured Party) to evidence the Secured Party’s lien on such Patent, Trademark or Copyright, and the general intangibles of such Grantor relating thereto or represented thereby.

Section 5.           LOAN AND SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted by each Grantor to the Secured Party, for the benefit of itself and the Lenders pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Collateral made and granted herein are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Credit Agreement and the Security Agreement. In the event any provisions contained herein expressly conflict with any provisions in the Credit Agreement or the Security Agreement covering Intellectual Property, the provisions herein shall control.

Section 6.           REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.           INDEMNIFICATION. Each Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and Grantors, jointly and severally, hereby indemnify and hold the Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any Grantor’s operations of its business from the use of the Intellectual Property. In any suit, proceeding or action brought by the Secured Party under any Patent License, Trademark License, or Copyright License for any sum owing thereunder, or to enforce any provisions of such License, Grantors will, jointly and severally, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from any Grantor, and all such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against the Secured Party.

Section 8.           NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

Section 9.           TERMINATION OF THIS AGREEMENT. Subject to Section 5 hereof, this Agreement shall terminate upon payment in full in cash of all Obligations and irrevocable termination of the Credit Agreement and the Loan Documents.

Section 10.        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, each Grantor has executed this Intellectual Property Security Agreement as of the date first written above.

ADMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA PLASMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIO CENTERS GEORGIA INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIOMANUFACTURING, LLC

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ACCEPTED and ACKNOWLEDGED by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Jennifer K. Anderson Name: Jennifer K. Anderson Title: Assistant Vice President

SIGNATURE PAGE TO
INTELLECTUAL PROPERTY
SECURITY AGREEMENT